Exhibit 99.1

ENERGY TRANSFER LP ANNOUNCES PRICING OF $2.0 BILLION OF JUNIOR SUBORDINATED NOTES

DALLAS—August 11, 2025—Energy Transfer LP (NYSE: ET) today announced the pricing of its offering of $1,200,000,000 aggregate principal amount of Series 2025A junior subordinated notes due 2056 (the “Series 2025A notes”) and $800,000,000 aggregate principal amount of Series 2025B junior subordinated notes due 2056 (the “Series 2025B notes,” and together with the Series 2025A notes, the “junior subordinated notes”) each at prices to the public of 100.000% of their face value. Initially, the Series 2025A notes will bear interest at an annual rate of 6.500% and the Series 2025B notes will bear interest at an annual rate of 6.750%.

The sale of the junior subordinated notes is expected to settle on August 25, 2025, subject to the satisfaction of customary closing conditions. Energy Transfer intends to use the net proceeds of approximately $1,980,000,000 (before offering expenses) from the junior subordinated notes offering to repay borrowings under its revolving credit facility and for general partnership purposes.

J.P. Morgan Securities LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC are acting as joint book-running managers for the junior subordinated notes offering. The offering of the junior subordinated notes is being made pursuant to an effective shelf registration statement and prospectus filed by Energy Transfer with the Securities and Exchange Commission (“SEC”). The offering of the junior subordinated notes may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained from the following addresses:

J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Attention: Investment Grade Syndicate Desk Fax: (212) 834-6081	Truist Securities, Inc. 740 Battery Avenue SE, 3rd Fl Atlanta, Georgia 30339 Attention: Prospectus Department Email: Truistsecurities.Prospectus@Truist.com 1-800-685-4786

PNC Capital Markets LLC 300 Fifth Avenue, 10th Floor Pittsburgh, Pennsylvania 15222 Attention: Debt Capital Markets Fixed Income 1-855-881-0697 Email: pnccmprospectus@pnc.com	Wells Fargo Securities, LLC 608 2nd Avenue South, Suite 1000 Minneapolis, MN 55402 Attention: WFS Customer Service Email: wfscustomerservice@wellsfargo.com 1-800-645-3751

TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor New York, NY 10017 Attention: DCM-Transaction Advisory 1-855-495-9846

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Energy Transfer LP owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with approximately 140,000 miles of pipeline and associated energy infrastructure. Energy Transfer’s strategic network spans 44 states with assets in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and approximately 21% of the outstanding common units of Sunoco LP (NYSE: SUN), and the general partner interests and approximately 38% of the outstanding common units of USA Compression Partners, LP (NYSE: USAC).

Forward-Looking Statements

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Energy Transfer, and a variety of risks that could cause results to differ materially from those expected by management of Energy Transfer. Important information about issues that could cause actual results to differ materially from those expected by management of Energy Transfer can be found in Energy Transfer’s public periodic filings with the SEC, including its Annual Report on Form 10-K. Energy Transfer undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Energy Transfer LP

Investor Relations:

Bill Baerg, Brent Ratliff, Lyndsay Hannah, 214-981-0795

Media Relations:

Media@energytransfer.com

214-840-5820